Exhibit 99.1

800 Second Avenue New York, NY 10017	Tel 212 262 6300 Fax 212 697 0910

For:	Authentidate Holding Corp.

Contact:	Todd Fromer / Michael Cimini
KCSA Worldwide
(212) 896-1215 / (212) 896-1233
tfromer@kcsa.com / mcimini@kcsa.com

Authentidate Holding Corp. Announces First Quarter Results

Security Software Solutions Segment Revenue Climbs 89%

SCHENECTADY, N.Y., November 9, 2005 – Authentidate Holding Corp. (Nasdaq: ADAT) today announced financial results for the first quarter ended September 30, 2005.

Total revenue in the fiscal 2006 first quarter rose 17.5% to $4,304,000 from $3,662,000 in the first quarter last year. Results reflect sales growth of 89% in the company’s Security Software Solutions Segment to $1,121,000 from $593,000 in the same period a year ago.

The company’s Document Solutions Segment reported sales of $1,495,000 in the first quarter compared to $1,406,000 last year, an increase of 6.3%. First quarter sales in the Systems Integration Segment totaled $1,688,000 versus $1,663,000 in the year-earlier period.

Gross profit in the first quarter rose 25% to $2,132,000 from $1,703,000 in the corresponding period last year. The company’s net loss was $3,749,000, or $0.11 per diluted share, in the fiscal 2006 first quarter versus a net loss of $2,906,000, or $0.09 per diluted share, in the same period a year ago. Net loss for the fiscal 2006 first quarter includes the effect of a new accounting requirement for the expensing of stock options totaling $653,000.

Suren Pai, Chief Executive Officer of Authentidate, said, “Our strategic shift last year to a solutions-based approach to commercialize our advanced content authentication technology led to increased sales of 89% in our Security Software Solutions Segment during the first quarter of fiscal 2006. In this business segment, our focus remains on targeting key vertical markets that are heavily regulated, such as healthcare, and growing the installed user base for our applications.”

As of September 30, 2005, the company’s cash and marketable securities was $57,926,000. Deferred revenue at the end of the fiscal 2006 first quarter totaled $2,349,000.

800 Second Avenue New York, NY 10017	Tel 212 262 6300 Fax 212 697 0910

Pai concluded, “We have successfully redeployed our resources to align our operations with the new direction of the company. In the first quarter, we continued to gain positive traction in our authentication services and are excited by the recent launch of our latest application, CareFaxTM, a web-based, fax automation and workflow solution that addresses compliance needs associated with document processing. As we continue to build our capabilities and execute our business plan, we expect to introduce additional market-driven products and services during the current fiscal year.”

About Authentidate Holding Corp.
Authentidate Holding Corp. (AHC) is the holding company which operates its software and services businesses in three segments: the Security Software Solutions Segment (fka Authentidate Segment, including Authentidate, Inc., Trac Medical Solutions, Inc. and Authentidate International AG), the Document Management Solutions Segment (fka Docstar Division) and the Systems Integration Segment (fka DJS).

The Company is a worldwide provider of secure enterprise workflow management solutions that incorporate its proprietary and patent pending content authentication technology. Authentidate's offerings include the United States Postal Service Electronic Postmark Service (USPS EPM®), electronic signing solutions, and electronic forms processing solutions. Authentidate also provides secure document management solutions, and enterprise network security products and services.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Tables follow:

Authentidate Holding Corporation and Subsidiaries
Consolidated Statement of Operations
Unaudited

	For the three months ended

	September 30, 2005	September 30, 2004

Net sales
Products	$3,973,114	$3,343,461
Services	330,422	318,937

Total net sales	4,303,536	3,662,398

Cost of sales
Products	2,027,281	1,828,479
Services	144,169	131,306

Total cost of sales	2,171,450	1,959,785

Gross profit	2,132,086	1,702,613

Selling, general and administrative expenses	5,038,057	4,209,357
Product development expenses	718,436	701,274
Stock option expense	653,000	—

Total operating expenses	6,409,493	4,910,631

Loss from operations	(4,277,407)	(3,208,018)

Other income (expense)
Interest and other income	530,707	308,678
Interest expense	(2,287)	(4,198)

	528,420	304,480

Loss before income taxes	(3,748,987)	(2,903,538)
Income tax (expense) benefit	—	(2,551)

Net loss	$(3,748,987)	$(2,906,089)

Per share amounts
Basic and diluted loss per common share	$(.11)	$(.09)

Authentidate Holding Corporation and Subsidiaries
Consolidated Balance Sheets
(unaudited except for the June 30, 2005 balance sheet)

	September 30, 2005	June 30, 2005

Assets
Current assets
Cash and cash equivalents	$7,669,826	$6,429,210
Restricted cash	656,581	141,947
Marketable securities	49,600,000	56,075,000
Accounts receivable, net of allowance for doubtful accounts of
$472,222 and $406,877 at September 30, 2005 and June 30, 2005, respectively	2,799,130	3,230,822
Due from related parties	1,609	682
Inventories	375,497	303,678
Prepaid expenses and other current assets	1,442,689	478,159

Total current assets	62,545,332	66,659,498
Property and equipment, net	3,846,917	3,878,750
Other assets
Software development costs, net of accumulated amortization of
$2,001,752 and $1,758,200 at September 30, 2005 and June 30, 2005	911,021	411,775
Goodwill	7,340,736	7,340,736
Other intangible assets, net	633,743	663,397
Investment in affiliate	750,000	750,000
Other assets	4,449	4,449

Total assets	$76,032,198	$79,708,605

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$978,029	$1,336,840
Accrued expenses and other current liabilities	2,837,691	2,739,553
Deferred revenue	1,935,097	2,059,427
Current portion of obligations under capital leases	20,466	23,903
Current portion of long-term debt	18,000	48,000
Line of credit	488,730	429,756
Income taxes payable	23,168	15,743

Total current liabilities	6,301,181	6,653,222
Long-term deferred revenue	414,375	446,250
Other long-term accrued liabilities	65,465	243,520
Obligations under capital leases, net of current portion	759	3,909

Total liabilities	6,781,780	7,346,901

Commitments and contingencies
Shareholders’ equity
Preferred stock $.10 par value, 5,000,000 shares authorized
Series B - 28,000 shares issued and outstanding at September 30, 2005
and June 30, 2005	2,800	2,800
Common stock, $.001 par value;
75,000,000 shares authorized, 34,399,161 issued and outstanding
at September 30, 2005 and June 30, 2005	34,399	34,399
Additional paid-in capital	161,139,902	160,488,500
Accumulated deficit	(91,867,062)	(88,100,574)
Accumulated comprehensive loss	(59,621)	(63,421)

Total shareholders’ equity	69,250,418	72,361,704

Total liabilities and shareholders’ equity	$76,032,198	$79,708,605